Exhibit 4.16
     SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 29, 2010, among RMD NETWORKS, INC. (the “New Guarantor”), a Subsidiary of Inverness Medical Innovations, Inc. (or its successor) (the “Issuer”), INVERNESS MEDICAL INNOVATIONS, INC., a Delaware corporation, each of the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture dated as of August 11, 2009, as amended, supplemented and modified by a First Supplemental Indenture dated as of August 11, 2009, a Second Supplemental Indenture dated as of September 22, 2009, and a Fourth Supplemental Indenture dated as of November 25, 2009 (as so amended, supplemented or modified, and as further amended, supplemented or modified to date, the “Indenture”), by and among the Issuer, the Existing Guarantors and the Trustee, providing for the issuance of 7.875% Senior Notes due 2016 (the “Notes”);
     WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally and irrevocably guarantee all of the Issuer’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Trustee, the Issuer and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     SECTION 1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     SECTION 2. Agreement to Guarantee. The New Guarantor hereby unconditionally and irrevocably agrees, jointly and severally with all other Guarantors, to guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture.
     SECTION 3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This

Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 4. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
     SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.
     SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR: RMD NETWORKS, INC., as a New Guarantor
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Vice President, Finance and Treasurer

ISSUER: INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ David A. Teitel
	Name:	David A. Teitel
	Title:	Chief Financial Officer and Treasurer

Signature Page to Sixth Supplemental Indenture (7.875% Notes — Public)

EXISTING GUARANTORS:

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE MEDICAL, INC.
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC
AMEDITECH INC.
APPLIED BIOTECH, INC.
BINAX, INC.
BIOSITE INCORPORATED
CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
FREE & CLEAR, INC.
GENECARE MEDICAL GENETICS CENTER, INC.
HEMOSENSE, INC.
IM US HOLDINGS, LLC

By:	/s/ David A. Teitel
	Name:	David A. Teitel
Title (respectively): Vice President and
     Treasurer; Vice President, Finance;
     Vice President, Finance; Vice
     President and Treasurer; Vice
     President and Treasurer; Vice
      President, Finance; Vice President,
     Finance; General Manager; Vice
     President; Vice President, Finance;
     Vice President, Finance; Vice
     President, Finance and Chief
     Financial Officer; Vice President,
     Finance; Vice President; Vice
     President, Finance and Treasurer;
     Vice President and Treasurer;
Treasurer; President

Signature Page to Sixth Supplemental Indenture (7.875% Notes — Public)

As Guarantors (continued):

INNOVACON, INC.
INNOVATIVE MOBILITY, LLC
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
INVERNESS MEDICAL — BIOSTAR INC.
INVERNESS MEDICAL INNOVATIONS NORTH AMERICA, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MATRITECH, INC.
OSTEX INTERNATIONAL, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
TAPESTRY MEDICAL, INC.
WAMPOLE LABORATORIES, LLC
ZYCARE, INC.

By:	/s/ David A. Teitel
	Name:	David A. Teitel
Title (respectively): Vice President, Finance;
     Chief Financial Officer; Vice
     President, Finance; Vice President,
     Finance; Vice President, Finance;
     Vice President, Finance; President;
     Vice President, Finance; Vice
     President; Vice President, Finance;
     Vice President, Finance; Chief
      Financial Officer; Vice President,
      Finance; Vice President, Finance;
     Vice President, Finance; Vice
     President, Finance; Vice President;
Chief Financial Officer and Treasurer

Signature Page to Sixth Supplemental Indenture (7.875% Notes — Public)

EXISTING GUARANTORS (continued): MATRIA OF NEW YORK, INC.
By:	/s/ Tom Underwood
	Name:	Tom Underwood
	Title:	President

Signature Page to Sixth Supplemental Indenture (7.875% Notes — Public)

TRUSTEE: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Peter M. Murphy
	Name:	Peter M. Murphy
Its: Vice President

Signature Page to Sixth Supplemental Indenture (7.875% Notes — Public)